UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2015 (May 8, 2015)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a) The Company’s Annual Meeting was held on May 8, 2015. The matters voted on and the results of the vote were as follows.

(b) The Company’s stockholders voted on the matters set forth below.

1.	John P. Bilbrey, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, Richard J. Kogan, Delano E. Lewis, Michael B. Polk, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John P. Bilbrey	663,836,324	12,860,526	1,935,073	104,527,319
John T. Cahill	660,504,178	16,129,545	1,998,200	104,527,319
Ian Cook	655,080,307	18,342,335	5,209,281	104,527,319
Helene D. Gayle	671,203,891	5,689,505	1,738,527	104,527,319
Ellen M. Hancock	660,671,693	15,906,668	2,053,562	104,527,319
Richard J. Kogan	659,498,681	17,219,650	1,913,592	104,527,319
Delano E. Lewis	658,404,367	18,392,302	1,835,254	104,527,319
Michael B. Polk	674,633,196	2,174,772	1,823,955	104,527,319
J. Pedro Reinhard	669,840,478	6,853,205	1,938,240	104,527,319
Stephen I. Sadove	667,843,447	8,977,505	1,810,971	104,527,319

2.	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
776,633,231	4,546,282	1,979,729	0

3.	A non-binding advisory vote on the Company’s executive compensation was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
647,885,633	20,841,487	9,904,803	104,527,319

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 13, 2015	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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